SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )


Filed by Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

                              WALTER INDUSTRIES, INC.
           ----------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

                          COPIES OF CORRESPONDENCE TO:

               E. A. Porter, Vice President-General Counsel & Secretary Walter Industries, Inc.
               P.O. Box 33601
               Tampa, FL  33631-3601

Payment of Filing Fee (Check the appropriate box):

[x]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14A-6(i)(2) or
        Item 22(a)(2)  of Schedule 14A.

[ ]   $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

     1)   Title of each class of securities to which transaction applies:

          __________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          __________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          __________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          __________________________________________________

     5)   Total fee paid:

          __________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          __________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          __________________________________________________

     3)   Filing Party:

          __________________________________________________

     4)   Date Filed:

          __________________________________________________

                             WALTER INDUSTRIES, INC.



                                                      August 15, 1996

To Our Stockholders:

     You are cordially invited to attend the 1996 Annual Meeting of

Stockholders of Walter Industries, Inc. (the "Company") to be held at

10:00 A.M., local time, on Tuesday, September 17, 1996, at the Tampa

Convention Center, 333 S. Franklin St., Tampa, FL 33602.



     As fully discussed in the accompanying Proxy Statement, stockholders will be asked to consider and approve the proposal to ratify the appointment of Price Waterhouse LLP as independent certified public accountants for the

Company for the fiscal year ending May 31, 1997, and to transact such other business as may properly come before the Annual Meeting.


     The Board of Directors unanimously recommends that all stockholders vote in favor of the proposal, and we urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the Annual Meeting.  The giving of the proxy will not affect your right to attend the meeting nor, if you choose to revoke the proxy, your right to vote in person.

                                                      Sincerely,

                                                      /s/ Kenneth E. Hyatt
                                                     Kenneth E. Hyatt
                                                     Chairman of the Board

                              WALTER INDUSTRIES, INC.



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   SEPTEMBER 17, 1996


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walter Industries, Inc., (the "Company") a Deleware corporation, will be held on Tuesday, September 17, 1996 at 10:00 A.M., local time, at the Tampa Convention Center, Ball Room Level, Meeting Room 11-12, 333 S. Franklin St., Tampa, FL 33602, for the following purposes:

          1. To ratify the appointment of Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1997.

          2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on July 26, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Annual Report of the Company for the fiscalyear ended May 31, 1996 is enclosed.

The mailing address of the principal executive offices of the Company is Post Office Box 31601, Tampa Florida 33631-3601.

Your attention is invited to the Proxy Statement on the following pages.

                                        By Order of the Board of Directors

                                        /s/ Edward A. Porter
                                        EDWARD A. PORTER
                                        Secretary




Tampa, Florida
August 15, 1996

                             WALTER INDUSTRIES, INC.
                          1500 North Dale Mabry Highway
                              Tampa, Florida  33607


                                 PROXY STATEMENT

                                 _______________


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Walter Industries, Inc. (the "Company") of proxies for the Annual Meeting of Stockholders of the Company to be held on September 17, 1996 at 10:00 a.m., local time, at the Tampa Convention Center, Ball Room Level, Meeting Room 11-12, 333 S. Franklin Street, Tampa, Florida 33602, and at any adjournments thereof (the "Annual Meeting").


                                    THE PROXY

     In addition to soliciting stockholders by mail, the Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, directors and other employees of the Company to solicit proxies, personally, by telephone or by facsimile transmission. The cost of soliciting proxies will be borne by the Company.

     The date of this Proxy Statement is August 15, 1996, the date on which this Proxy Statement and enclosed proxy were first mailed to stockholders.

     The close of business on July 26, 1996 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date there were outstanding and entitled to vote 54,868,335 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). Each stockholder is entitled to one vote for each share of stock held1. Presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date is


- --------------------

1   The Stockholder's Agreement dated as of March 17, 1995 between the Company and The Celotex Corporation ("Celotex"), solely in its capacity as the Celotex Settlement Fund Recipient, under and as defined in the Second Amended and Restated Veil Piercing Settlement Agreement dated as of November 22, 1994 (the "Veil Piercing Settlement Agreement"), provides that Celotex will vote the shares of Common Stock held by said fund for and/or against each matter in proportion to the votes cast by the other holders of Common Stock who voted. The Company will advise Celotex of the proportion of such votes and Celotex shall have no responsibility for the determination thereof. Celotex shall be present in person or by proxy at all meetings of holders of Common Stock so that all shares of Common Stock beneficially owned by said fund may be counted for the purpose of determining the presence of a quorum at such meetings. See "Security Ownership of Management and Principal Stockholders - Ownership of Principal Stockholders" herein for information concerning said fund's beneficial ownership of Common Stock.

required for a quorum.   An affirmative vote of a majority of the shares of
Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal set forth herein. Broker non-votes and abstentions will be counted as present for purpose of determining a quorum but are not counted as votes cast on any matter to which they relate.

     If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify how the shares are to be voted, they will be voted FOR the ratification of the appointment of Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1997.

     A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice revoking it or by a later proxy, in either case delivered by mail to the Secretary of the Company. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     The Annual Report of the Company for the year ended May 31, 1996, containing audited financial statements for such year, is enclosed with this Proxy Statement.

     IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING, IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                              CORPORATE GOVERNANCE

General Information


     The Amended Joint Plan of Reorganization Dated as of December 9, 1994, as modified on March 1, 1995, of the Company and its subsidiaries (the "Plan of Reorganization") and the Restated Certificate of Incorporation of the Company (the "Charter") provide that, upon emerging from Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on March 17, 1995 (the "Effective Date"), the Board of the Company shall consist of nine members until March 17, 1998, the third anniversary of the Effective Date (the "Initial Three Year Term"), of which: (i) three directors initially were James W. Walter, G. Robert Durham and Kenneth J. Matlock, their successors to be selected by the remaining directors from the senior officers of the Company (William H. Weldon and Kenneth E. Hyatt are now serving as successors to G. Robert Durham and Kenneth J. Matlock, respectively); (ii) two directors (currently Michael T. Tokarz and Perry Golkin) are to be designated by Kohlberg Kravis Roberts & Co. ("KKR"), an affiliate of certain principal stockholders of the Company; (iii) two directors (currently, Howard L. Clark, Jr. and Eliot M. Fried) are to be designated by Lehman Brothers Inc. ("Lehman"), whose affiliate Lehman Brothers Holdings, Inc. ("Lehman Holdings") is another principal stockholder of the Company; and (iv) two directors (currently James B. Farley and James L. Johnson) are to be Independent Directors (as defined in the following paragraph).

     Independent Directors are defined as persons who (i) are not (a) officers, affiliates, employees, Interested Stockholders, consultants or partners of any Significant Stockholder or any affiliate of any Significant Stockholder or of any entity that was dependent upon any Significant Stockholder or any affiliate of any Significant Stockholder for more than 5% of its revenues or earnings in its most recent fiscal year, (b) officers, employees, consultants or partners of the Company or any of its affiliates, or officers, employees, Interested Stockholders, consultants or partners of any entity that was dependent upon the Company or any of its affiliates for more than 5% of its revenues or earnings in its most recent fiscal year or (c) any relative or spouse of any of the foregoing persons or a relative of a spouse of any of the foregoing persons and
(ii) are selected by management of the Company from a list of qualified candidates provided by an independent search firm selected by management and Lehman. For these purposes "Interested Stockholder" means, with respect to any person, any other person that together with its affiliates and associates "beneficially owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Exchange Act") 5% or more of the equity securities of such person, and "Significant Stockholder" means an Interested Stockholder of the Company.

     If, at any time during the Initial Three Year Term, Lehman and its affiliates fail to have beneficial ownership of 8% or more of the outstanding Common Stock (without giving effect to shares of Common Stock held in escrow pursuant to the Plan of Reorganization -- see Footnote (3) to "Security Ownership of Management and Principal Stockholders - Ownership of Principal Stockholders" herein) (the "Outstanding Common Stock") and KKR and its affiliates have, at such time, beneficial ownership of 8% or more of the

Outstanding Common Stock, then KKR shall have the right to compel one director selected by Lehman (from among those designated by Lehman) to resign as a director and to appoint a successor. If, at any time during the Initial Three Year Term, KKR and its affiliates fail to have beneficial ownership of 8% or more of the Outstanding Common Stock and Lehman and its affiliates have, at such time, beneficial ownership of 8% or more of the Outstanding Common Stock, then Lehman shall have the right to compel one director selected by KKR (from among those designated by KKR) to resign as a director and to appoint a successor.
If, at any time during the Initial Three Year Term, either Lehman and its affiliates or KKR and its affiliates fail to have beneficial ownership of 5% or more of the Outstanding Common Stock, then the directors appointed by Lehman or by KKR, respectively, shall resign and the remaining directors of the Company shall appoint their successor(s) for the remainder of the Initial Three Year Term; provided, however, that KKR shall be entitled to designate one director during the Initial Three Year Term if, and so long as, the number of shares of Common Stock beneficially owned by KKR and its affiliates, together with shares of Common Stock held in escrow pursuant to the Plan of Reorganization that would be distributed to KKR or its affiliates upon release from escrow, shall together equal 5% or more of the then outstanding Common Stock of the Company, including, for purposes of this calculation only, any shares held in escrow pursuant to the Plan of Reorganization.

   After the Initial Three Year Term, the Charter currently provides that all the directors of the Company shall be elected by the stockholders of the Company annually for a term of one year each.

Directors

      Set forth below is a list (as of July 1, 1996) showing the names, ages and business background of all directors of the Company, and, where applicable, the executive office or offices held by each director with the Company.


Name                 Age   Position

James W. Walter      73    Chairman Emeritus

Kenneth E. Hyatt     55    Chairman, Chief Executive Officer and President

William H. Weldon    64    Director, Executive Vice President and Chief
                             Financial Officer (1)

Howard L. Clark, Jr. 52    Director

James B. Farley      65    Director

Eliot M. Fried       63    Director

James L. Johnson     69    Director

Perry Golkin         42    Director

Michael T. Tokarz    46    Director

_______________________

(1) Mr. Weldon has announced his intention to retire on September 30, 1996. Under the Plan of Reorganization and Charter, the director who replaces him will be selected by the remaining directors from the senior officers of the Company.

JAMES W. WALTER has been a director of the Company since 1988, serving as Chairman until October 6, 1995 and Chairman Emeritus thereafter. Mr. Walter founded Walter Construction Co., a predecessor of Jim Walter Corporation, in 1948 and Jim Walter Corporation in 1955. He was President and Chief Executive Officer of Jim Walter Corporation from 1955 to 1963, Chairman and Chief Executive Officer from 1963 to 1983 and Chairman until 1988. He is a director of Anchor Glass Container Corporation and Contel Cellular, Inc.

HOWARD L. CLARK, JR. has been the Vice Chairman of Lehman, an investment-banking firm, since February 1993; prior thereto he served as Chairman and Chief Executive Officer of Shearson Lehman Brothers, Inc. Prior thereto he was an Executive Vice President and the Chief Financial Officer of American Express Company, a financial services firm. He also is a director of Lehman, Plasti-Line, Inc., The Maytag Corporation and Fund American Enterprises Holdings,
Inc.  Mr. Clark has been a director of the Company since March 17, 1995.

JAMES B. FARLEY is the retired Chairman of the Board, and a current Trustee, of Mutual of New York, a life insurance company. He served as Chairman and Chief Executive Officer of Mutual of New York from 1989 to 1994. He also is a director of Ashland Oil, Inc. and Harrah's Entertainment Company. Mr. Farley has been a director of the Company since March 17, 1995.

ELIOT M. FRIED has been a Managing Director of Lehman or Shearson Lehman Brothers, Inc. since 1991 and is Co-chairman of Lehman's Firm Wide Investment Committee. He served as a Senior Vice President of a predecessor firm of Lehman from 1982 to 1991. He also is a director of Bridgeport Machines, Inc., Energy Ventures, Inc., Sun Distributors L.P. and Vernitron Corporation. Mr. Fried has been a director of the Company since March 17, 1995.

JAMES L. JOHNSON is Chairman Emeritus of GTE Corporation, a telephone company and cellular service provider. From April 1988 to May 1992 he was Chairman and Chief Executive Officer of GTE. He also is a director of Contel Cellular, Inc., CellStar Corporation, The FINOVA Group Inc., Harte-Hanks Communications Inc. and Valero Energy Corp. and a Trustee of Mutual of New York. Mr. Johnson has been a director of the Company since March 17, 1995.

MICHAEL T. TOKARZ is a member of KKR & Co L.L.C. which is the general partner of KKR. He is also a general partner of KKR Associates L.P. Prior to 1993 he was an executive of KKR. He also is a director of Safeway, Inc., K-III Communications Corporation, Flagstar Companies, Inc., Flagstar Corporation, Neway Anchorlok International, Inc., KSL Recreation Corporation, IDEX Corporation and United Fixtures Company. Mr. Tokarz has been a director of the Company since 1987.

KENNETH E. HYATT has been Chairman of the Board and Chief Executive Officer of the Company since June 1, 1996 and has been President of the Company since September 1, 1995. Between September 1, 1995 and June 1, 1996, he also served as Chief Operating Officer of the Company. He was elected a director on
September 12, 1995.    Mr. Hyatt served as President and Chief Executive Officer
and a director of Celotex from 1990 until shortly prior to his election, effective September 1, 1995, as President and Chief Operating Officer of the Company. Mr. Hyatt held various management and executive positions with various subsidiaries of Jim Walter Corporation from 1966 until 1984, at which time he was named Vice President and Group Executive of Jim Walter Corporation. In 1986 he was elected Executive Vice President and Chief Operating Officer of Jim Walter Corporation. Following Jim Walter Corporation's leveraged buyout in 1988 by KKR, Mr. Hyatt joined with an investor group in the acquisition of Celotex and certain related entities. In October 1990 Celotex and one of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Middle District of Florida, Tampa Division, as a result of massive litigation involving asbestos-related liabilities. The Celotex Settlement Fund Recipient is a principal stockholder of the Company. See "Security Ownership of Management and Principal Stockholders - Ownership of Principal Stockholders" herein.

PERRY GOLKIN is a member of KKR & Co. L.L.C. which is the general partner of KKR. He is also a general partner of KKR Associates, L.P. Prior to 1995 he was an executive of KKR. He is also a director of K-III Communications Corporation and American Re Corporation. Mr. Golkin was a director of the Company from 1987 to March 2, 1995. He was elected to the Board on November 14, 1995.

WILLIAM H. WELDON was elected a director of the Company on June 1, 1996. Since December 1, 1995 he has been Executive Vice President and Chief Financial Officer of the Company. Mr. Weldon had been Senior Vice President-Finance and Chief Accounting Officer of the Company since November 1991. He previously served as Vice President, Controller and Chief Accounting Officer of the Company since 1988.



     Except during the Initial Three Year Term as described in "Corporate Governance - General Information" above, directors of the Company are elected by the stockholders of the Company. Each director holds office until his successor is elected and qualified. The Company is not aware of any family relationships among any of the foregoing directors.

Committees of the Board of Directors

     There are five standing committees of the Board: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Environmental, Health and Safety Committee. There is one special committee, the Tax Oversight Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company.

     The Audit Committee is responsible for meeting with representatives of the Company's independent certified public accountants and financial management to review accounting, internal control, auditing and financial reporting matters, and is also responsible, among other things, for maintaining liaison with and exercising such supervision of the actions of said public accountants in whatever manner and to whatever extent shall be deemed, at its discretion, necessary, proper and in the best interest of the Company and its stockholders. The Audit Committee consists of directors who are not and never have been employees of the Company. The members of the Committee are Eliot M. Fried, Chairman, Perry Golkin, James L. Johnson and James B. Farley.

     The Compensation Committee is responsible for reviewing and approving officer and executive salaries of the Company and its subsidiaries in amounts over $100,000 annually and for reviewing and recommending for approval by the Board executive and key employee compensation plans, including incentive compensation, stock incentives and other benefits, and consists of directors who are not and never have been employees of the Company. The members of the Committee are James L. Johnson, Chairman, Howard L. Clark, Jr., James B. Farley and Michael T. Tokarz.

     The Finance Committee is responsible for recommendations to the Board concerning public and private financings, dividends, discretionary contributions by the Company under the Company's and its subsidiaries' employee benefit plans and other financial matters, approval of the designation of the investment fund managers for the Company's and its subsidiaries' employee benefit plans, and approval of investment of the Company's funds by establishment of policies for investment of funds by the Company's officers. The members of the Committee are James B. Farley, Chairman, Michael T. Tokarz, Howard L. Clark, Jr., and James W. Walter.

     The Environmental, Health and Safety Committee is responsible for receiving environmental, health and safety reports from the Company's and its subsidiaries' environmental counsel and engineers and health and safety personnel; examining and reporting upon the Company's and its subsidiaries' compliance with environmental, reclamation, health and safety requirements and the policies pertaining thereto and reporting the same to the Board; approving the proposed scope of internal and independent environmental and health and safety audits; and periodically evaluating and recommending to the Board changes in the Company's and its subsidiaries' environmental, health and safety policies. The members of the Committee are Michael T. Tokarz, Chairman, James
B. Farley, Eliot M. Fried and James L. Johnson.

     The Nominating Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as directors, including nominees recommended by stockholders, and reporting its recommendations to the Board. During the Initial Three Year Term, selection of directors is subject to restrictions discussed in "Corporate Governance - General Information" above. The members of the Committee are Howard L. Clark, Jr., Chairman, Perry Golkin, James L. Johnson and James W. Walter.

     The Tax Oversight Committee is a special purpose temporary committee and is responsible for (i) approving all settlements and agreements by the Company or any of its subsidiaries regarding all claims of the Internal Revenue Service that are entitled to priority under the Bankruptcy Code, and (ii) determining final resolution of certain contingencies regarding Federal income tax claims, both as more fully described in the Plan of Reorganization. The members of the Tax Oversight Committee shall consist at all times of two Independent Directors and a director (or other person) designated by Lehman. The members of the Committee are Howard L. Clark, Jr., Chairman, James B. Farley and James L. Johnson.

     Pursuant to the Charter and By-laws, at all times during the Initial Three Year Term, each committee of the Board (other than the Tax Oversight Committee, which shall be constituted as described above) shall include such number of directors (but in any event at least one director) designated by each of KKR and Lehman so that each of KKR and Lehman has representation on each such committee proportionate to the representation it has on the Board. The Charter provides that the foregoing provision of the By-laws and certain other provisions of the By-laws cannot be amended by the Board during the Initial Three Year Term unless 67% of the whole Board votes in favor of the amendment. Thereafter, the affirmative vote of a majority of directors will be required to amend those provisions.

Board and Committee Meetings

     For the fiscal year ended May 31, 1996, there have been seven meetings of the Board, two meetings of the Audit Committee, three meetings of the Compensation Committee, two meetings of the Finance Committee, one meeting of the Environmental, Health and Safety Committee, no meetings of the Nominating Committee and one meeting of the Tax Oversight Committee.

     All of the directors attended at least 75% of the combined number of Board meetings and meetings of Committees of which they were members that were held during the fiscal year ended May 31, 1996.

Directors' Compensation

     No directors' fees are paid to directors who are full-time employees of the Company or any of its subsidiaries. Non-employee directors of the Company (Messrs. Clark, Farley, Fried, Johnson, Walter (since the date of his retirement as an employee of the Company) Golkin and Tokarz) are paid retainer fees of $25,000 per year. Committee Chairmen receive an additional retainer fee of $5,000 per year. Each non-employee director also receives a fee of $1,500 for each Board or Committee meeting attended and is reimbursed for travel and lodging expenses.

     On April 11, 1995, the Board approved and adopted the Walter Industries, Inc. Directors' Deferred Fee Plan under which non-employee directors may elect to defer all or a portion of their director's fees. The deferred fees, at each electing director's option, are credited to either an income account or a stock equivalent account or divided between the two accounts. The income account is credited quarterly with interest at the prime rate and the stock equivalent account is credited with an amount equal to the number of equivalent shares of Common Stock which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account. Payments begin, at the participant's election, upon the later of the termination of his services as a director or date of retirement from his principal occupation or employment in such number of annual installments as shall be determined by the Company. Payments from the income account are in cash and payments from the stock equivalent account are in cash at the Common Stock's then current market value, or, at the Company's option, in shares of Common Stock. Mr. Farley has elected to have all of his director's fees credited to a stock equivalent account.

     Mr. Walter, Chairman Emeritus, entered into a consulting agreement upon his retirement from employment with the Company on October 6, 1995 (see "Certain Relationships and Certain Related Transactions"). During the fiscal year ended May 31, 1996, he received $87,580 pursuant to this agreement.

Certain Relationships and Certain Related Transactions

     In July 1986, Waltsons, Inc., a family owned corporation in which James W. Walter, Chairman Emeritus of the Board, has a twenty percent (20%) interest, acquired a fifty percent (50%) interest in the operations of Booker & Company, Inc. ("Booker"), a wholesale distributor of building supplies and materials headquartered in Tampa, Florida. For over 30 years, Booker has been a supplier of various building supplies and materials to Dixie Building Supplies, Inc., a wholly owned subsidiary of the Company. During the fiscal year ended May 31, 1996, Booker's sales of building supplies and materials to such subsidiary totaled $5,679,000. The Company believes that the terms of the transactions between the Company and Booker are at least as favorable to the Company as those that could be obtained from unaffiliated third parties.

     The Company entered into a consulting agreement with Mr. Walter effective upon his retirement on October 6, 1995. The term of the agreement is for a period of three years, commencing October 6, 1995, during which time Mr. Walter will render to the Company such services of an advisory or consulting nature as the Company may reasonably require. Mr. Walter will be paid an annual consulting fee of $150,000. The agreement also contains a restrictive covenant prohibiting, during the term of the agreement and for a period of three years after its termination, Mr. Walter's employment by any person, firm or corporation which is engaged in a business in competition with the Company or its subsidiaries, or his engaging in such business for his own account.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following tables furnish information, as of August 5, 1996, as to: (i) shares of Common Stock beneficially owned by each director and each executive officer (including one retired executive officer) of the Company named in the Summary Compensation Table herein; (ii) shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group; and (iii) shares of Common Stock known by the Company to be beneficially owned by any person owning beneficially more than five percent (5%) of the outstanding shares of Common Stock, together with such person's address. (Except as indicated below, to the knowledge of the Company each person indicated in the following tables has sole voting and investment power as to the shares shown.)


                  Ownership of Directors and Executive Officers


                                   Number of Shares          Percent of Common

Name of Beneficial Owner           Beneficially Owned        Stock Outstanding
- ------------------------           ------------------        -----------------



James W. Walter,                       132,710 (1) (2)              *
Chairman Emeritus and Director

Kenneth E. Hyatt,                        73,280(1) (3)              *
Chairman, Chief Executive Officer
  and President

Howard L. Clark, Jr.                           (4)                 (4)
Director

James B. Farley                          10,000                     *
Director

Eliot M. Fried                                 (4)                 (4)
Director

James L. Johnson                         10,000                     *
Director

Perry Golkin                         14,268,589(5)             26.0(5)
Director

Michael T. Tokarz                    14,268,589 (5)            26.0(5)
Director

G. Robert Durham                         76,666 (6)                 *
(Director and Chief Executive
   Officer-retired May 31, 1996)

William H. Weldon                        31,950 (1) (7)             *
Director, Executive Vice President
and Chief Financial Officer

William N. Temple,                       20,140(1) (8)              *
Senior Vice President and Group
Executive; President of United
States Pipe and Foundry Company, Inc.,
a subsidiary of the Company

William Carr                             38,355(1)(9)               *
President and Chief Operating Officer
of Jim Walter Resources, Inc., a
subsidiary of the Company

All current directors and            14,680,910(1)(10)       26.8(1)(11)
executive officers as a group
(19 individuals)

* Less than 1% of outstanding Common Stock

(1)  Includes 6,234; 23,689; 2,493; 1,246; 4,363; and 3,601,378  shares of
     Common Stock issued to an escrow account for the benefit of Messrs. Hyatt, Walter, Weldon, Temple and Carr, and to all current directors and executive officers as a group (including 3,553,380 shares for the benefit of the KKR Investors), respectively, on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, such escrowed shares will be distributed to such persons under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and canceled. Until such matters are finally determined, such persons will have the power to exercise voting rights with respect to such respective escrowed shares of Common Stock. For so long as such persons have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to such persons, such persons will beneficially own such 6,234; 23,689; 2,493; 1,246; 4,363; and 3,601,378 shares of Common Stock, respectively.

(2) Includes options to purchase 66,666 shares, which became exercisable as of July 12, 1996.

(3) Includes options to purchase 50,000 shares which will become exercisable as of September 1, 1996. Also includes 200 shares held by Mr. Hyatt's children of which Mr. Hyatt disclaims beneficial ownership.

(4) Messrs. Clark and Fried are Vice Chairman and Managing Director, respectively, of Lehman. See "Ownership of Principal Stockholders" below for information concerning ownership of shares by Lehman's affiliate, Lehman Holdings.

(5) Messrs. Tokarz and Golkin are general partners of KKR Associates, L.P., which is the sole general partner of each of JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P. (the "KKR Investors") and Channel One Associates, L.P. ("Channel One"), and thus Messrs. Tokarz and Golkin may be deemed to be beneficial owners of the shares owned by the KKR Investors and Channel One (see "Ownership of Principal Stockholders" below). Messrs. Tokarz and Golkin disclaim beneficial ownership of such shares.

     The number of shares of Common Stock includes 3,553,380 shares of Common Stock issued to an escrow account on September 13, 1995 for the benefit of the KKR Investors pursuant to the Plan of Reorganization. See Footnote (3) under "Ownership of Principal Stockholders" below. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, Messrs. Tokarz and Golkin may be deemed to be beneficial owners of such 3,553,380 escrowed shares of Common Stock.

(6) Includes options to purchase 66,666 shares which became exercisable as of July 12, 1996.

(7) Includes options to purchase 25,000 shares which became exercisable as of July 12, 1996.

(8) Includes options to purchase 16,666 shares which became exercisable as of July 12, 1996.

(9) Includes options to purchase 16,666 shares which became exercisable as of July 12, 1996.

(10) Includes 14,268,589 shares of Common Stock beneficially owned by the KKR Investors and Channel One, which may be deemed to be beneficially owned by Messrs. Tokarz and Golkin. See Footnote (5) above. Does not include shares of Common Stock owned by Lehman Holdings. See Footnote (4) above.


     Each director and executive officer of the Company is required to report to the Securities and Exchange Commission, by a specified date, his transactions related to the Company's Common Stock. During the fiscal year ended May 31, 1996 Mr. William Carr, an executive officer, failed to timely report one transaction involving a purchase of 3,200 shares of Common Stock, which failure to report has since been corrected. To the Company's knowledge, all other filing requirements were timely complied with.

                       Ownership of Principal Stockholders

Name and Complete Mailing Address           Number of Shares  Percent of Class

The Celotex Settlement Fund Recipient       10,941,326 (1)        19.9 (1)
1 Metro Center
4010 Boy Scout Boulevard
Tampa, Florida 33607

Lehman Brothers Holdings, Inc.               7,869,525 (2)        14.3 (4)
3 World Financial Center
New York, NY 10285

The KKR Investors (JWC                      14,268,589 (3)        26.0
Associates, L.P., JWC Associates II, L.P.
and KKR Partners II, L.P.) and
Channel One Associates, L.P.
c/o Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street
New York, NY  10009
____________________

(1) Celotex, on behalf of the Celotex Settlement Fund Recipient, has agreed with the Company and Lehman to vote and execute written consents with respect to the shares of Common Stock held by it in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock on each matter voted on by stockholders. Identical restrictions on the voting of the Celotex Settlement Fund Recipient's Common Stock are contained in the Charter and in the Plan of Reorganization.

(2) Lehman transferred the shares of Common Stock which it received pursuant to the Plan of Reorganization to its affiliate, Lehman Holdings.

(3) The shares of Common Stock beneficially owned by the KKR Investors are as follows: 9,610,144 shares are beneficially owned by JWC Associates, L.P.; 63,680 shares are beneficially owned by JWC Associates II, L.P.; and 232,965 shares are beneficially owned by KKR Partners II, L.P., including 3,446,979; 22,841; and 83,560 shares, respectively, issued to an escrow account on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, up to 3,553,380 of the escrowed shares will be distributed to the KKR Investors under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and canceled. Until such matters are fully determined, the KKR Investors will have the power to exercise voting rights with respect to such shares of Common Stock. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, the KKR Investors will beneficially own such 3,553,380 shares of Common Stock. The Company has been advised that as of July 26, 1996 Channel One beneficially owned 4,361,800 shares.

     KKR Associates, L.P. is the sole general partner of each of the KKR Investors and Channel One. The general partners of KKR Associates, L.P. are Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Michael W. Michelson, Saul A. Fox, Paul E. Raether, Michael T. Tokarz, James H. Greene, Jr., Perry Golkin, Scott M. Stuart, Clifton S. Robbins and Edward
     A. Gilhuly.

(4) As a result of errors by the balloting agent in recording elections to receive cash and Series B Senior Notes Due 2000 of the Company in lieu of a portion of the Common Stock to be received under the Plan of Reorganization by holders of subordinated debt of the Company outstanding prior to the Effective Date of the Plan of Reorganization, the number of shares of Common Stock to be received by Lehman and other holders of such subordinated debt was determined from a ruling by the Bankruptcy Court as to which elections were proper. Appeals have been filed to the Bankruptcy Court's decision, which appeals, if successful, could cause additional shares of Common Stock to be delivered to Lehman (in lieu of a portion of the cash and Series B Senior Notes Due 2000 previously delivered to Lehman) pursuant to the Plan of Reorganization. When such appeals have been finally adjudicated, such number of shares will be finally determinable.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid to or accrued for the account of (i) the Chief Executive Officer of the Company and (ii) each of the next four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 during the fiscal year ended May 31, 1996, and (iii) one additional individual for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that such individual was not serving as an executive officer of the Company at the end of the last fiscal year.

                                                       SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                                         Compensation
                                            Annual Compensation              Awards
                                       ------------------------------ ----------------------

                               Year                                      Securities
 Name and Principal Position   Ending                                    Underlying           All Other
                               May 31      Salary ($)   Bonus ($)(1)   Options (#)(2)     Compensation($)(3)

 ____________________________  _____        _________     __________         ___________        ____________
 G. Robert Durham              1996           531,648        450,000             200,000                   *
 Chairman of the Board         1995           466,764      1,225,000                   0              67,598
 and Chief Executive Officer   1994           460,214        400,000                   0              69,275
 (retired May 31, 1996)
 Kenneth E. Hyatt (4)          1996           340,245        300,000             150,000                   *
 President and Chief           1995               (4)            (4)                 (4)                 (4)
 Operating Officer             1994               (4)            (4)                 (4)                 (4)

 William  H. Weldon            1996           211,548        210,000              75,000                   *
 Executive Vice President and  1995           183,618        565,000                   0              26,320
 Chief Financial Officer       1994           173,688        160,000                   0              25,798

 William N. Temple             1996           213,854        106,000              50,000                   *
 Senior Vice President and     1995           205,202        287,000                   0             128,596
 Group Executive; President    1994           180,608        120,000                   0              18,665
 of  United States Pipe and
 Foundry Company, Inc.,  a
 subsidiary of the Company

 William Carr                  1996           263,857         30,000              50,000                   *
 President and Chief           1995           247,077        215,000                   0              56,491
 Operating Officer             1994           236,164         25,000                   0                   0
 of Jim Walter Resources,
 Inc., a subsidiary of the
 Company

 James W. Walter               1996           158,677        250,000             200,000                   *
 Chairman (retired October 6,  1995           370,366      1,225,000                   0              52,576
 1995)                         1994           369,603        400,000                   0              53,880

* Not currently available.  See footnote (3)
                                                 15

(1) For fiscal 1995, the amounts shown in this column include bonuses paid to the named executive officers pursuant to the Plan of Reorganization in addition to incentive bonus compensation. At the time of filing by the Company and virtually all of its subsidiaries under Chapter 11 of the Bankruptcy Code, accounting professionals for the official committees in the Chapter 11 cases recommended that the Company adopt a retention bonus arrangement, a common method of assuring retention of key personnel during bankruptcy proceedings. The Company decided not to adopt such a retention bonus plan, but determined instead to pay bonuses informally upon completion of the reorganization to key personnel who continued their employment with the Company and its subsidiaries during the pendency of the Chapter 11 cases (which were initiated on December 27, 1989 and concluded on March 17, 1995) despite the unavailability of long-term incentive compensation plans and the limitations on salaries and incentive compensation imposed by the Bankruptcy Court during such time. The Company's proposal to make such informal payments was incorporated in the Plan of Reorganization and approved by the Bankruptcy Court. Such bonuses were paid upon the Effective Date of the Plan of Reorganization in the amounts of $800,000; $800,000; $400,000; $175,000 and $175,000 to Messrs.
     Durham, Walter, Weldon, Temple and Carr, respectively.

(2) Options were awarded pursuant to the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.

(3) The amounts shown in this column for fiscal 1994 and fiscal 1995 for Messrs. Durham, Walter and Weldon represent the Company's contributions for each of their accounts in the Walter Industries, Inc. Profit Sharing Plan (the "Profit Sharing Plan") and accruals for the related Supplemental Profit Sharing Plan (the "Supplemental Profit Sharing Plan") which provides benefits which would have been provided under the tax-qualified Profit Sharing Plan but for restrictions on such benefits imposed by the Internal Revenue Code of 1986, as amended (the "IRC"). The Profit Sharing Plan and the Supplemental Profit Sharing Plan amounts are for the plan years ended August 31, 1994 and 1995. Amounts for the plan year ended August 31, 1996 are not currently available, but are anticipated not to be materially different from amounts for the plan year ended August 31, 1995, except for Mr. Walter who retired during the fiscal year ended May 31, 1996, whose contribution under the Profit Sharing Plan is estimated to be $18,500 and Mr. Hyatt whose contributions under the Profit Sharing Plan and Supplemental Profit Sharing Plan are estimated to be $51,000.

     The amounts shown in this column for fiscal 1994 and 1995 for Messrs. Carr and Temple represent accruals for the Supplemental Pension Plan which provides benefits which would have been provided under a tax-qualified pension plan but for restrictions on such benefits imposed by the Internal Revenue Code. Amounts for the 1996 plan year are not currently available but are anticipated not to be materially different from the amounts for fiscal 1995.

(4) Mr. Hyatt became an executive officer of the Company on September 1, 1995. He has been Chairman of the Board and Chief Executive Officer of the Company since June 1, 1996 and has been President since September 1, 1995. Between September 1, 1995 and June 1, 1996, he also served as Chief Operating Officer.


     In its fiscal year ended May 31, 1996, the Company was not subject to
Section 162(m) of the IRC, which limits the deduction for compensation of certain officers to one million dollars annually unless certain stated performance goals are met.


                                OPTION GRANTS IN LAST FISCAL YEAR


                                                                                  Potential Realizable Value
                                                                                   at Assumed Annual Rates
                                                                                 of Stock Price Appreciation
                              Individual Grants                                        for Option Term
- ----------------------------------------------------------------------------     ---------------------------

                                        % of
                       Number of        Total
                       Securities      Options        Exercise
                       Underlying      Granted to      or Base
                        Options        Employees       Price      Expiration
Name                   Granted(#)(1)  in Fiscal 1996   ($/Sh)       Date(2)      5% ($) (3)       10% ($) (3)
__________________     _____________   ____________   _________   ___________   ____________    _____________
G. Robert Durham          200,000          13.3%       $ 14.125     05/31/01       $ 780,495      $1,724,690


Kenneth E. Hyatt          150,000          10.0%         14.0625    09/01/05       1,162,958       2,412,258

William H. Weldon          75,000           5.0%         14.125     07/12/05         584,063       1,688,371

William N. Temple          50,000           3.3%         14.125     07/12/05         389,375         959,050

William Carr               50,000           3.3%         14.125     07/12/05         389,375         959,050

James W. Walter           200,000          13.3%         14.125     10/06/00         608,805       1,311,082

______________________________________________________________________________________________________________
(1)   All options included in this table will become exercisable in three equal installments commencing on the first anniversary of the date of grant and continuing on each of the two anniversaries thereafter.  The right to exercise all of the options is contingent on the optionee's refraining from conduct which the Compensation Committee determines is contrary to the best interests of the Company (including but not limited to competition with the Company) and, except in the case of Messrs. Walter,
      Durham, and Weldon (see footnote (2) below), upon the optionee's remaining in the employ of the Company or a subsidiary of the Company until the date on which the installment becomes exercisable.


(2) The right to exercise all of the options expires on the tenth anniversary of the date on which they were granted or, if earlier, three months after termination of employment (one year in the event of death or disability).
      However, in recognition of Messrs. Walter, Durham, and Weldon having continued in the Company's employ until its emergence from Chapter 11 and to reward them for their past, present and future services, exercisability of their options will not be contingent upon continued employment by the Company or a subsidiary (see footnote (1) above) and such options will not expire as a result of termination of employment until five years after such termination or, if later, one year after death. Since Messrs. Durham and Walter retired on May 31, 1996 and October 6, 1995, respectively, their options are scheduled to expire five years from their respective dates of retirement.


(3) The amounts of hypothetical potential appreciation shown in these columns reflect required calculations at annual appreciation rates of 5% and 10% set by the Securities and Exchange Commission and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.

                                       17


                Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                             Number of Securities             Value of Unexercised
                                                            Underlying Unexercised          In-the-Money Options at
                                                           Options at Fiscal Year-End (#)      Fiscal Year-End ($)
                    Shares
                  Acquired on
Name              Exercise (#)       Value Realized ($)    Exercisable/Unexercisable          Exercisable/Unexercisable
- -----------------------------------------------------------------------------------------------------------------------
G. Robert Durham       0                   0                    0/200,000                               0/0

Kenneth E. Hyatt       0                   0                    0/150,000                               0/0

William H. Weldon      0                   0                     0/75,000                               0/0

William N. Temple      0                   0                     0/50,000                               0/0

William Carr           0                   0                     0/50,000                               0/0

James W. Walter        0                   0                     0/200,000                              0/0

_______________________________________________________________________________________________________________________

Annual Benefits Payable Under Pension Plans

     The table below sets forth the aggregate estimated annual retirement benefits payable under the Pension Plan for Salaried Employees of Subsidiaries, Divisions and/or Affiliates of Walter Industries, Inc. (the "Pension Plan") and under the Company's unfunded, non-qualified, Supplemental Pension Plan (the "Supplemental Pension Plan" and together with the Pension Plan, the "Pension Plans") for employees retiring at normal retirement age (65) on June 1, 1996 and is based on social security covered compensation in effect on June 1, 1996:

                               Pension Plan Table

                                Years of Service

Remuneration               15      20       25       30        35


   150,000              31,119   41,492   51,866    62,239    72,612

   175,000              36,651   48,867   61,084    73,301    85,518

   200,000              42,182   56,242   70,303    84,364    98,424

   225,000              47,713   63,617   79,522    95,426   111,330

   250,000              53,244   70,992    88,741   106,489   124,237

   300,000              64,307   85,742   107,178   128,614   150,049

   350,000              75,369  100,492   125,616   150,739   175,862

   400,000              86,432  115,242   144,053   172,864   201,674

   450,000              97,494  129,992   162,491   194,989   227,487

   500,000             108,557  144,742   180,928   217,114   253,299

   550,000             119,619  159,492   199,366   239,239   279,112

   600,000             130,682  174,242   217,803   261,364   304,924

Benefit payments under the Pension Plans are based on final average annual compensation (including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for Federal income tax purposes) for the five consecutive years within the final ten years of employment prior to normal retirement age (65) which produce the highest average. This is equivalent to the sum of the amounts included under the Salary and Bonus column headings in the Summary Compensation Table above. Benefit amounts are shown on a straight-line annuity basis, payable annually upon retirement at age 65. No offsets are made for the value of any social security benefits earned. The Company makes accruals for the Supplemental Pension Plan only for such employees as to which the pension benefits under the Pension Plan have been limited by the IRC. In the case of the Supplemental Pension Plan, the applicable company may, in its sole discretion, elect to furnish any and all benefits due by purchasing annuities, or by other means at its disposal, including payment of the present value of such benefits.

Only employees of the Company's subsidiaries (except Jim Walter Homes, Inc., Mid-State Homes, Inc., Best Insurors, Inc., Best Insurors of Mississippi, Inc., Jim Walter Insurance Services, Inc., Dixie Building Supplies, Inc. and Coast to Coast Advertising, Inc.) participate in the Pension Plans. Of the named executive officers, only Messrs. Carr and Temple are participants in the Pension Plans with twenty and ten years of credited service, respectively; Messrs. Durham, Hyatt, Walter and Weldon are not participants in the Pension Plans.

Profit Sharing Plans

     Under the Profit Sharing Plan and the Supplemental Profit Sharing Plan, amounts contributed by the Company for the benefit of the participants become payable upon termination of employment. In the case of the Supplemental Profit Sharing Plan, accrued amounts are payable, at the discretion of the Company, in either a lump sum or in sixty equal monthly installments. While the Profit Sharing Plan provides retirement benefits for all salaried employees of the Company and certain of its subsidiaries not covered by the Pension Plans, the Company makes accruals for the Supplemental Profit Sharing Plan only for such employees as to which the full contribution under the Profit Sharing Plan has been limited by the IRC. For the Supplemental Profit Sharing Plan year ended August 31, 1996, only three employees, Messrs. Durham, Hyatt and Weldon, qualified for participation in the Supplemental Profit Sharing Plan. Amounts for the plan year ended August 31, 1996 are not currently available. See footnote (3) to the Summary Compensation Table herein.

Compensation Committee Interlocks or Insider Participation in Compensation Decisions

     During the fiscal year ended May 31, 1996, three employee directors James
W. Walter, (retired October 6, 1995), G. Robert Durham and Kenneth E. Hyatt, participated in deliberations of the Company's Board concerning executive compensation. However, no employee director voted on executive compensation matters in which he was directly involved; instead he abstained on such occasions.

Report of the Compensation Committee

     The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, reviews and approves executive compensation philosophy and policies, as well as the application of such policies to the compensation of the Company's Chief Executive Officer and other executive officers. The Committee is also responsible for the administration of and awards under the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.

General Compensation Policy
- ---------------------------

     The purpose of the Company's executive compensation program is to (i) attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole, (ii) provide incentives to management to increase stockholder value, (iii) increase the overall performance of the Company and (iv) increase the performance of individual executives.

     During fiscal 1996, the Committee retained the services of an independent outside compensation consultant in order to ensure that the Company's executive compensation practices were consistent with competitive market practices and aligned with stockholder interests. The Committee believes that such a review was necessitated by the conclusion of the Company's Chapter 11 proceedings in March 1995 and the Company becoming publicly owned.

     The consultant reviewed the Company's executive compensation practices with respect to base salaries, annual incentives and stock option grants, and has advised the Committee with respect to each of these practices and the overall compensation program. Based on this review, the Committee has confirmed that the Company's current executive compensation policies and procedures for the Company's executive officers are appropriate.

Principal Compensation Elements
- -------------------------------

     The principal elements of the Company's executive compensation are base pay, short-term cash incentive compensation and stock based incentives. To determine guidelines for each of these elements of compensation, the Company has, for many years, maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. Such salary ranges are periodically benchmarked against external salary survey data, including comparable compensation data for numerous diversified manufacturing and residential construction companies. While none of the companies in these surveys engage in precisely the same mix of businesses as the Company, the Committee believes that such surveys provide a reliable standard for measuring the Company's compensation practices. In addition, the analysis performed by the compensation consultant confirmed the validity of the Company's executive salary ranges and, in fact, recommended that ranges be raised in order to more appropriately conform with competitive market levels for several key positions, including the Chief Executive Officer.

Base Salary

     The Committee annually reviews and approves the base salary of each executive officer. In determining salary adjustments, the Committee considers the responsibilities associated with the position, individual contribution and performance and external surveys.

     Base compensation for fiscal 1996 for Mr. Durham represents a continuation of the salary level established with approval of the Bankruptcy Court and the Company's creditors' committees during the course of the Company's Chapter 11 reorganization which were underway at the time Mr. Durham joined the Company as Chief Executive Officer in June 1991.

Executive Incentive Compensation

     For fiscal 1996, the Company maintained an incentive compensation plan (the "Incentive Plan") substantially similar to the plan established with approval of its creditors' committees during the Chapter 11 proceedings. Under the Incentive Plan, the Company's plan participants (including Messrs. Durham, Walter and Hyatt) were paid from a pool limited to 2 1/2% of consolidated operating income of the Company and its subsidiaries, less interest associated with the Company's mortgage portfolio. For fiscal 1996, 84% of the maximum permitted amount was paid to eligible employees. Incentive compensation awards paid to individual plan participants, other than Messrs. Walter, Durham and Hyatt, were based on the recommendation of senior management of the Company to the Committee and approved by the Board. The amount of incentive compensation paid to Messrs. Durham, Walter and Hyatt for fiscal 1996 was recommended by the Committee and approved by the Board.

     Mr. Durham's incentive award for fiscal 1996 reflects his level of responsibility within the Company and was determined by the Committee to be consistent with amounts awarded in prior years, adjusted to reflect variations in the Company's operating income performance.

Stock Based Compensation

     The Committee believes that equity ownership by management is beneficial in aligning the interests of management and the Company's stockholders for the purpose of enhancing stockholder value. To this end in July 1995 the Company adopted the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc. (the "Stock Plan") which was ratified by the stockholders in October 1995.

     The purpose of the Stock Plan is to utilize stock options, stock appreciation rights and stock awards as components of executive compensation to assure external competitiveness of total compensation, encourage equity ownership by key executives, motivate executives to improve long-term stock performance and align executives' interests with the enhancement of stockholder value. Grants are made periodically by the Committee, with the exception of grants to the Chief Executive Officer, based on recommendations of the Chief Executive Officer, taking into consideration the respective responsibilities of each position, and the strategic and operational goals and performance of each participant. Awards to the Chief Executive Officer are determined separately by the Committee and are based, among other things, on the Committee's perception of expected future contributions to the Company's long-term performance.

     The exercise price for all options granted during fiscal 1996 were at the then market value of the Common Stock. The exercise price of awards granted,

the life of such awards, vesting of awards and other terms and conditions granted under the Stock Plan are determined by the Committee, in its discretion. Options must expire not more than 10 years from their date of grant.

     Mr. Durham's award under the Stock Plan during fiscal 1996 reflects his level of responsibility within the Company taking into account relative amounts of awards granted to other key executives as well as recognizing the absence of similar long-term incentive programs during Mr. Durham's preceding four years of service as Chief Executive Officer during the Company's Chapter 11 proceedings.

Compliance with Internal Revenue Code Section 162(m)
- ----------------------------------------------------

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Committee qualify as "outside directors." The Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

Summary
- -------

     The Committee believes that the mix of market-based salaries, significant variable cash incentives for short-term performance and stock-based awards, which provide the potential for equity ownership in the Company, represents a balance that will enable the Company to attract and retain key executive talent necessary for sustainable, long-term growth. The Committee further believes that this program strikes an appropriate balance between the interests and needs of the Company in operating its business .


                                   COMPENSATION COMMITTEE


                                   James L. Johnson, Chairman

                                   Howard L. Clark, Jr.

                                   James B. Farley

                                   Michael T. Tokarz

                 PROPOSAL TO BE PRESENTED TO THE ANNUAL MEETING


1.   TO RATIFY THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


     Unless the stockholder shall direct otherwise, properly executed proxies will be voted FOR the proposal to ratify the appointment of Price Waterhouse LLP as independent certified public accountants for the fiscal year ending May 31, 1997. A representative of Price Waterhouse LLP will be present at the Annual Meeting. He will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. Price Waterhouse LLP has served as independent certified public accountants for the Company since its formation in 1987.

     The Board recommends voting FOR the ratification of the appointment of Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1997.




                                 OTHER BUSINESS

   The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.


           DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING


   Under regulations issued by the Securities and Exchange Commission, all stockholder proposals to be presented at the 1997 Annual Meeting must be received at the principal office of the Company no later than the close of business on April 17, 1997 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


                                       By Order of the Board of Directors


                                       /s/  Edward A. Porter
                                       EDWARD A. PORTER
                                       Secretary
                                       Walter Industries, Inc.

Tampa, Florida
August 15, 1996

                          [WALTER INDUSTRIES, INC. LOGO]


PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

J. W. Walter, K. E. Hyatt and W.H. Weldon, or any of them, with full power of substitution, are hereby authorized to represent and to vote the stock of the undersigned at the Annual Meeting of Stockholders of Walter Industries, Inc.
to be held at the Tampa Convention Center, 333 S. Franklin St., Tampa, Florida, Ball Room Level, Meeting Room 11-12 on Tuesday, September 17, 1996 at 10:00 a.m. and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1, THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE
         ---
LLP.


                THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
           PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

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
IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE WILL ATTEND BLOCK.      WILL ATTEND / /
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

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

Item 1. Ratification of the appointment of Price Waterhouse LLP as independent certified public accountants for the fiscal year ending May 31, 1997.

               FOR / /             AGAINST / /            ABSTAIN / /

                                                                                   Please mark, sign (exactly as name(s) appears
Item 2.        Upon such other business matters as may properly come               below), date and mail this proxy card promptly
               before the meeting and any adjournments thereof.                    in the postage prepaid return envelope provided.
                                                                                   Executors, administrators, trustees, attorneys,
                                                                                   guardians, etc., should so indicate when signing.
                                                                                   Corporation proxies should be signed by
                                                                                   authorized officers.


                                                                                                                              ,1996
                                                                                      ---------------------------------------------
                                                                                       Date


                                                                                      ---------------------------------------------
                                                                                       Signature


                                                                                      ---------------------------------------------
                                                                                       Signature


                                                                                      ---------------------------------------------
                                                                                       Title or Authority

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